                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                               December 31, 1997

                               HNA HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)
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
DELAWARE                           33-13326            13-5568434
(State or other juris-          (Commission           (IRS Employer
diction of incorporation)       File Number)        Identification No.)
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30 INDEPENDENCE BOULEVARD
WARREN, NEW JERSEY                              07059
(Address of principal executive offices)     (Zip Code)


      Registrant's telephone number, including area code:  (908) 231-2000

                          Hoechst Celanese Corporation
         (Former name or former address, if changed since last report.)
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Item 5.  Other Events

     Hoechst Celanese Corporation has changed its name to HNA Holdings, Inc., effective January 2, 1998.

     The name change of the Company is part of the worldwide realignment of the Hoechst Group. Also, as of January 1, 1998, several operating divisions have become stand-alone entities which are wholly owned by the Company. In addition, as part of this realignment, William B. Harris resigned as Senior Vice President and Director of the Company in December 1997. He continues to be President of Trevira, the worldwide fibers business of Hoechst AG.

     In December 1997, Thomas F. Kennedy retired and resigned as Chairman of the Board of Directors, President and Chief Executive Officer of the Company, and in December 1997, Harry R. Benz retired and resigned as Senior Vice President-Finance, Chief Financial Officer and Director of the Company.

     The present directors and executive officers of the Company are as follows:

Name                    Position(s) with the Company
----                    ----------------------------

David A. Jenkins        President, Chief Executive Officer,
                        General Counsel and Director
Michael E. Grom         Vice President & Treasurer, and
                        Director
Ronald K. Silversten    Vice President-Human Resources
Raymond W. Smedley      Vice President-Finance, Chief
                        Financial Officer, Controller
                        and Director


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,


                            HNA Holdings, Inc.

January 14, 1998            /s/ R. W. Smedley
                            -----------------
Date                        R. W. Smedley
                            Vice President-Finance,
                            Chief Financial Officer
                            and Controller